Move, Inc. Reports First Quarter 2013 Financial Results

Q1 revenue $54.2 million — growth of 14% year-over-year, highest growth in six years

Mobile app page views up over 100% year-over-year

Launches "Find-it First" marketing campaign

SAN JOSE, Calif., May 2, 2013 /PRNewswire/ -- Move, Inc. (NASDAQ: MOVE), the leader in online real estate, today reported financial results for the first quarter ended March 31, 2013.

First Quarter 2013 Highlights

  Q1 Revenue increased 14% to $54.2 million, the highest quarterly year-over-year growth in over six years
  Q1 2013 represented the sixth consecutive quarter of sequential revenue growth
  Consumer Advertising revenue increased 7% year-over-year to $42.1 million
  Software and Services revenue increased 46% year-over-year to $12.1 million
  Non-GAAP Adjusted EBITDA of $5.9 million, grew by $0.5 million or 9% year-over-year
  Average monthly unique users of Move's web and mobile sites grew 10% year-over-year to more than 28 million in the first quarter
  Mobile app page views grew significantly, up over 100% year-over-year in Q1, while page views on the web also rose by 3% year-over-year.  Mobile app user engagement is 7x higher than the still-strong engagement on Move's web-based offerings
  Realtor.com delivered 30% more leads in Q1, driven by nearly 100% increase in leads from mobile applications year-over-year

"We are very pleased that our Q1 results reflect both increasing strength in the real estate market and our team's efforts to position Move for growth," said Steve Berkowitz, chief executive officer of Move. "Move is the only company in our space with products and services that satisfy the entire value chain of this real estate business, from content to connection to close."

First Quarter 2013 Financial Results
Revenue for the quarter was $54.2 million, an increase of $6.5 million, or 14%, from $47.7 million in the first quarter of 2012. Revenue from Consumer Advertising products increased 7% to $42.1 million in the first quarter of 2013 compared to the same period in 2012. Revenue from Software and Services products increased 46% to $12.1 million compared to the first quarter of 2012.

Net loss applicable to common stockholders was $0.1 million, or $0.00 per diluted share, compared to a net loss of $0.1 million, or $0.00 per diluted share, in the first quarter of 2012. Non-GAAP Earnings Per Share ("Adjusted Earnings Per Share") was $0.09 per diluted share in the first quarter of 2013, compared to $0.07 per diluted share in the first quarter of 2012. Non-GAAP Adjusted EBITDA ("Adjusted EBITDA") was $5.9 million, an increase of $0.5 million, or 9%, from $5.4 million in the first quarter of 2012. As a percentage of revenue, Adjusted EBITDA was 11% of revenue in the first quarters of 2013 and 2012. Move has reported Adjusted EBITDA because management uses it to monitor and assess the Company's performance and believes it is helpful to investors in understanding the Company's business.

Cash provided by operating activities was $3.5 million and $4.1 million for the quarters ended March 31, 2013 and 2012, respectively.

Operating and Business Results

  Average monthly unique users grew 10% to more than 28 million in the first quarter of 2013, compared to 25.6 million for the same period in 2012.  Mobile app users grew over 60% in Q1 and accounted for nearly 50% of all listing detail pages viewed in the quarter.
  Move recently launched the first search by school functionality in the industry, enabling homebuyers to target listings based on school and district boundaries on the realtor.com® mobile application.  The app also boasts an array of updated capabilities, including new, intuitive navigation elements and an enhanced map experience.
  In Q1, realtor.com® launched a new logo, tagline, and an entirely different look and feel across all the realtor.com® platforms including its website and mobile devices.
  To support this brand refresh, realtor.com® began its first comprehensive marketing campaign, "Find it First," highlighting the Company's commitment and dedication to helping consumers find the home of their dreams and facilitating authentic connections between consumers and REALTORS®.
  Today, Move announced the acquisition of certain assets of ABC Holdings, LLC, which previously operated Doorsteps. Doorsteps helps consumers navigate the home buying process very early in the journey.  Doorsteps promotes deep collaboration between real estate consumers and professionals, enabling consumers to assemble a complete dossier of information they will need and use as they step through buying a home for the first time.
  In September of 2012, Move acquired TigerLead, a premier lead generation and lead management system for real estate professionals. In the first quarter of 2013, TigerLead outperformed expectations by adding more new customers than in any prior quarter and achieved higher growth rates than planned.

Share Repurchase Program
Move also announced that its Board of Directors has authorized a two year, $20 million stock repurchase program. Under the stock repurchase program, Move may purchase stock in the open market and privately negotiated transactions, at times and in such amounts as management deems appropriate. Move is not obligated to repurchase any specific number of shares under the program, which may be limited or terminated at any time without prior notice.

Business Outlook
For the quarter ending June 30, 2013, Move expects revenue of approximately $56.0–$56.5 million and expects to report Adjusted EBITDA of approximately $6.5 million.

For the year ending December 31, 2013, Move expects improved revenue of approximately $224.0-$226.0 million and expects to report Adjusted EBITDA margin of approximately 14%.

Conference Call
As previously announced, Move will host a conference call, which will be broadcast live over the Internet today, Thursday, May 2, 2013. To access the call, please dial (877) 312-5848, or outside the U.S. (253) 237-1155, five minutes prior to 2:00 p.m. Pacific Daylight Time. A live webcast of the call will also be available at http://investor.move.com under the Events & Presentations menu.

An audio replay will be available between 5:00 p.m. Pacific Daylight Time May 2, 2013, and 8:59 p.m. Pacific Daylight Time May 6, 2013, (855) 859-2056 or (404) 537-3406, with Conference ID 33638883. A replay of the call will also be available at http://investor.move.com.

Use of Non-GAAP Financial Measures—Adjusted EBITDA and Adjusted Earnings Per Share
To supplement its consolidated financial statements presented in accordance with generally accepted accounting principles in the United States ("GAAP"), Move uses a non-GAAP measure of net income excluding net interest income, income tax expense and certain other noncash and nonrecurring items, principally depreciation, amortization and stock-based compensation and charges, which is referred to as Adjusted EBITDA. Move also uses a non-GAAP measure of net income applicable to common shareholders excluding convertible preferred stock dividends and related accretion, amortization of intangible assets and stock-based compensation and charges, on a per share basis, which is referred to as Adjusted Earnings Per Share. Additionally, the Company has presented a non-GAAP table of Financial Data for the three-month periods ended March 31, 2013 and 2012 that extracts stock-based compensation and charges under ASC Topic 718 "Compensation—Stock Compensation." A reconciliation of these non-GAAP measures to GAAP is provided in the attached tables. These non-GAAP adjustments are provided to enhance the user's overall understanding of Move's current financial performance and its prospects for the future and should not be considered a substitute for, or superior to, financial measures calculated in accordance with GAAP. These non-GAAP measures are the primary basis management uses for planning and forecasting its future operations. Move believes these non-GAAP results provide useful information to both management and investors by excluding certain expenses that it believes are not indicative of its core operating results and provide a more consistent basis for comparison between quarters and should be carefully evaluated. Move, Inc. has reported Adjusted EBITDA because management uses it to monitor and assess the Company's performance and believes it is helpful to investors in understanding the Company's business.

Unique Users
Move Inc. calculates total average monthly unique users across its network of websites and mobile apps as follows: We count a unique user the first time an individual accesses one of our mobile applications using a mobile device during a calendar month and the first time an individual accesses one of our websites using a web browser during a calendar month. If an individual accesses our mobile applications using different mobile devices within a given calendar month, the first instance of access by each such mobile device is counted as a separate unique user. If an individual accesses our websites using different web browsers within a calendar month, the first instance of access by each such web browser is counted as a separate unique user. If an individual accesses more than one of our websites from the same web browser in a calendar month, the first instance of access to each website is counted as a separate unique user. We measure unique users to our mobile apps using Omniture. We primarily measure unique users to our network of websites using Omniture. We use Google Analytics to measure unique users to certain websites that amount to less than 5% of our total unique user metric. Before the date of this press release, we reported unique users using comScore measurements, rather than internal calculations.

Forward-Looking Statements
This press release may contain forward-looking statements, including information about management's view of Move's future expectations, plans and prospects, within the safe harbor provisions under The Private Securities Litigation Reform Act of 1995. These statements involve known and unknown risks, uncertainties and other factors which may cause the results of Move, its subsidiaries, divisions and concepts to be materially different than those expressed or implied in such statements. These risk factors and others are included from time to time in documents Move files with the Securities and Exchange Commission, including but not limited to, its Form 10-Ks, Form 10-Qs and Form 8-Ks. Other unknown or unpredictable factors also could have material adverse effects on Move's future results. The forward-looking statements included in this press release are made only as of the date hereof. Move cannot guarantee future results, levels of activity, performance or achievements. Accordingly, you should not place undue reliance on these forward-looking statements. Finally, Move expressly disclaims any intent or obligation to update any forward-looking statements to reflect subsequent events or circumstances.

ABOUT MOVE, INC.
Move, Inc. (NASDAQ:MOVE), the leader in online real estate, operates: realtor.com®, the official website of the National Association of REALTORS®; Move.com, a leading destination for new homes and rental listings, moving, home and garden, and home finance; ListHub™, the leading syndicator of real estate listings; Moving.com™; SeniorHousingNet; SocialBios; TigerLead®; and TOP PRODUCER® Systems. Move, Inc. is based in San Jose, California.

MOVE, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share amounts)

	Three Months Ended March 31,
	2013	2012
	(unaudited)

Revenue	$54,238	$47,741
Cost of revenue(1)	12,688	9,645
Gross profit	41,550	38,096

Operating expenses:
Sales and marketing(1)	19,843	17,412
Product and web site development(1)	9,846	8,714
General and administrative(1)	11,538	10,888
Amortization of intangible assets	999	397
Total operating expenses	42,226	37,411
Operating (loss) income	(676)	685

Interest (expense) income, net	(14)	1
Earnings of unconsolidated joint venture	602	199
Other expense, net	(27)	(52)
(Loss) income before income taxes	(115)	833

Income tax (benefit) expense	(15)	25

Net (loss) income	(100)	808

Convertible preferred stock dividend and related accretion	—	(918)
Net loss applicable to common stockholders	$(100)	$(110)

Basic and diluted net loss per share applicable to common stockholders	$(0.00)	$(0.00)

Shares used to calculate net loss per share applicable to common stockholders:
Basic and diluted	39,104	38,488

(1) Includes stock-based compensation and charges as follows:

Cost of revenue	$102	$54
Sales and marketing	511	289
Product and web site development	580	359
General and administrative	1,430	761
	$2,623	$1,463

MOVE, INC.
CONSOLIDATED BALANCE SHEETS
(in thousands)

	March 31, 2013	December 31, 2012
	(unaudited)
ASSETS
Current assets:
Cash	$30,221	$27,122
Accounts receivable, net	12,427	11,759
Other current assets	8,439	7,215
Total current assets	51,087	46,096

Property and equipment, net	22,413	21,975
Investment in unconsolidated joint venture	4,342	4,924
Goodwill, net	38,560	38,560
Intangible assets, net	23,445	24,444
Other assets	861	870
Total assets	$140,708	$136,869

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$6,351	$4,741
Accrued expenses	18,828	20,512
Deferred revenue	7,829	8,520
Total current liabilities	33,008	33,773

Other noncurrent liabilities	5,094	5,086
Total liabilities	38,102	38,859

Stockholders' equity:
Series A convertible preferred stock	—	—
Common stock	40	39
Additional paid-in capital	2,136,909	2,132,189
Accumulated other comprehensive income	194	219
Accumulated deficit	(2,034,537)	(2,034,437)
Total stockholders' equity	102,606	98,010
Total liabilities and stockholders' equity	$140,708	$136,869

MOVE, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)

	Three Months Ended March 31,
	2013	2012
	(unaudited)
Cash flows from operating activities:
Net (loss) income	$(100)	$808
Adjustments to reconcile net (loss) income to net cash provided by operating activities:
Depreciation	2,399	2,524
Amortization of intangible assets	999	397
Provision for doubtful accounts	99	395
Stock-based compensation and charges	2,623	1,463
Earnings of unconsolidated joint venture	(602)	(199)
Return on investment in unconsolidated joint venture	602	—
Other noncash items	6	(36)
Changes in operating assets and liabilities:
Accounts receivable	(767)	492
Other assets	(988)	(253)
Accounts payable and accrued expenses	(38)	(1,204)
Deferred revenue	(700)	(291)
Net cash provided by operating activities	3,533	4,096

Cash flows from investing activities:
Purchases of property and equipment	(2,868)	(1,888)
Return of investment in unconsolidated joint venture	582	—
Net cash used in investing activities	(2,286)	(1,888)

Cash flows from financing activities:
Principal payments on loan payable	(19)	(27)
Payment of dividends on convertible preferred stock	—	(429)
Proceeds from exercise of stock options	2,259	2,323
Tax payments related to net share settlements of equity awards	(388)	(211)
Repurchases of common stock	—	(69)
Net cash provided by financing activities	1,852	1,587

Change in cash and cash equivalents	3,099	3,795

Cash and cash equivalents, beginning of period	27,122	87,579

Cash and cash equivalents, end of period	$30,221	$91,374

MOVE, INC.
REVENUE BY TYPE
(in thousands)

	Three Months Ended March 31,
	2013	2012
	(unaudited)

Revenue
Consumer advertising	$42,148	$39,445
Software and services	12,090	8,296
Total revenue	$54,238	$47,741

Percentage of revenue
Consumer advertising	78%	83%
Software and services	22%	17%
Total	100%	100%

MOVE, INC.
RECONCILIATION OF NET INCOME TO NON-GAAP ADJUSTED EBITDA
(in thousands)

	Three Months Ended March 31,
	2013	2012
	(unaudited)

Net (loss) income	$(100)	$808

Plus:
Stock-based compensation and charges	2,623	1,463
Depreciation	2,399	2,524
Amortization of intangible assets, including unconsolidated joint venture	999	594
Interest expense (income), net	14	(1)
Income tax (benefit) expense	(15)	25
Non-GAAP Adjusted EBITDA	$5,920	$5,413

MOVE, INC.
RECONCILIATION OF EARNINGS PER SHARE TO NON-GAAP ADJUSTED EARNINGS PER SHARE
(in thousands)

	Three Months Ended March 31,
	2013	2012
	(unaudited)

Net loss applicable to common stockholders	$(100)	$(110)

Plus:
Convertible preferred stock dividend and related accretion	—	918
Stock-based compensation and charges	2,623	1,463
Amortization of intangible assets, including unconsolidated joint venture	999	594
Non-GAAP Adjusted net income applicable to common stockholders	$3,522	$2,865

Basic and diluted earnings per share	$(0.00)	$(0.00)

Non-GAAP Adjusted basic earnings per share	$0.09	$0.07

Non-GAAP Adjusted diluted earnings per share	$0.09	$0.07

Shares used to calculate earnings per share:
Basic and diluted	39,104	38,488

Shares used to calculate Non-GAAP adjusted earnings per share:
Basic	39,104	38,488

Diluted	40,590	39,425

MOVE, INC.
OPERATING RESULTS NET OF STOCK-BASED COMPENSATION AND CHARGES
(in thousands)

	Three Months Ended			Three Months Ended
	March 31, 2013			March 31, 2012
	(unaudited)			(unaudited)
	As Reported	Stock-based Compensation and Charges	Excluding Stock-based Compensation and Charges	As Reported	Stock-based Compensation and Charges	Excluding Stock-based Compensation and Charges
Revenue	$54,238	$—	$54,238	$47,741	$—	$47,741
Cost of revenue	12,688	(102)	12,586	9,645	(54)	9,591
Gross profit	41,550	102	41,652	38,096	54	38,150

Sales and marketing	19,843	(511)	19,332	17,412	(289)	17,123
Product and web site development	9,846	(580)	9,266	8,714	(359)	8,355
General and administrative	11,538	(1,430)	10,108	10,888	(761)	10,127
Amortization of intangibles	999	—	999	397	—	397
Total operating expenses	42,226	(2,521)	39,705	37,411	(1,409)	36,002

Operating (loss) income	$(676)	$2,623	$1,947	$685	$1,463	$2,148

MOVE, INC.
AVERAGE MONTHLY UNIQUE USERS
(in thousands)

	Three Months Ended March 31,
	2013	2012	% Change
	(unaudited)

Unique users	28,080	25,591	10%

CONTACT: Investor Relations, Marta Nichols, Marta.Nichols@move.com, 408-558-7149 or Media, Alison Schwartz, Alison.Schwartz@move.com, 408-558-7209